UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JAGUAR HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Adjournment of Annual Meeting of Stockholders

PLEASE VOTE TODAY

Deadline to Vote: 11:59 PM Eastern on August 5, 2021 (the day before the meeting)

Dear Stockholders,

The Annual Meeting of Stockholders of Jaguar Health, Inc. (“Jaguar”) has been adjourned for a third time due to a lack of quorum. The adjourned meeting will be held at 8:30 a.m. Pacific Standard Time / 11:30 a.m. Eastern Standard Time on Friday, August 6, 2021 at the offices of the Company at 200 Pine Street, Suite 400, San Francisco, CA 94104.

Our records indicate that we have not yet received your vote. Stockholders that have voted strongly supported the proposals, but we need your vote to achieve the requisite quorum. Please vote today to help us avoid the significant cost associated with continued proxy solicitation efforts.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your shares.

No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. We encourage all eligible stockholders who have not yet voted their shares - or provided voting instructions to their broker or other record holder - to do so prior to the Annual Meeting, as your participation is important. Jaguar’s Board of Directors recommends a vote ‘FOR’ the presented proposals.

Please refer to the enclosed voting instruction form to vote today by internet, telephone, or mail. Thank you in advance for your participation and your consideration in this extremely important matter. If you would like to speak to Jaguar management regarding voting, please send a request to hello@jaguar.health.

Sincerely,

Lisa A. Conte

Chief Executive Officer & President

Stockholders requiring assistance with voting their shares are encouraged to contact Jaguar’s proxy solicitation firm, Georgeson, at 866-821-0284, Monday to Friday from 9:00 AM – 11:00 PM Eastern Time, and Saturday from 12:00 PM – 6:00 PM Eastern Time.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Annual Meeting. Jaguar has filed with the SEC and mailed to its stockholders a Proxy Statement in connection with the Annual Meeting, and advises its stockholders to read the proxy statement and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents filed by Jaguar with the SEC at www.sec.gov. The Proxy Statement and proxy card are also available on Jaguar’s corporate website at https://jaguarhealth.gcs-web.com/financial-information/annual-reports.

Important Additional Information

You are urged to read the Proxy Statement filed with the SEC on April 13, 2021 related to Jaguar’s May 13, 2021 Annual Meeting of Stockholders. Free copies of the proxy statement and other documents filed by Jaguar with the SEC are available through the SEC’s web site at www.sec.gov. In addition, the proxy statement and related materials may also be obtained free of charge from Jaguar by directing such requests to: Jaguar Health, Inc., Attention: Carol Lizak, 200 Pine Street, Suite 400, San Francisco, CA 94104 (415.371.8300 phone). Jaguar and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies.